As filed with the Securities and Exchange Commission on March 5, 2007
                        Registration No. 333-___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             GIVEMEPOWER CORPORATION
             (Exact name of registrant as specified in its charter)



              Nevada                                    87-0291528
    ---------------------------------         ---------------------------------
    (State or other jurisdiction              (IRS Employer Identification No.)
     of incorporation or organization)

                              170 - 12143 40 St. SE
                        Calgary, Alberta, Canada T2Z 4E6
               (Address of principal executive offices) (Zip Code)

              2007 INCENTIVE STOCK PLAN AND COMPENSATION AGREEMENT
                              (Full title of Plan)

                      W. V. Walton, Chief Executive Officer
                             GiveMePower Corporation
                              170 - 12143 40 St. SE
                        Calgary, Alberta, Canada T2Z 4E6
                     (Name and address of agent for service)

                                 (403) 287-6001
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                      Proposed        Proposed
Title of                              Maximum         Maximum
Securities           Amount           Offering        Aggregate    Amount of
to be                to be            Price           Offering     Registration
Registered           Registered       Per Share(1)    Price(1)     Fee
----------           -----------      ------------    ----------   -----------
Common Stock,        750,000 (2)       $0.21          $157,500     $4.84
par value $.001
--------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on February 27, 2007.

(2) Includes 600,000 shares to be issued pursuant to the Registrant's 2007 Incentive Stock Plan and 150,000 shares to be issued pursuant to a compensation agreement.


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



                                     PART I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2007 Incentive Stock Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents  incorporated by reference in
Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                      W. V. Walton, Chief Executive Officer
                             GiveMePower Corporation
                              170 - 12143 40 St. SE
                        Calgary, Alberta, Canada T2Z 4E6
                                 (403) 287-6001

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended June 30, 2006, as filed with the SEC on October 12, 2006, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended September 30, 2006, as filed with the SEC on November 20, 2006, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended December 31, 2006, as filed with the SEC on February 20, 2007, which is hereby incorporated by reference.

o Reference is made to the description of the Registrant's common stock as contained in its Registration Statement on Form SB-2/A, filed with the Commission on December 20, 2001, including all amendments and reports filed with the Commission for the purpose of updating such description.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters in connection with this registration statement will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, New York, New York. Certain members or employees of Sichenzia Ross Friedman Ference LLP will receive 150,000 shares of common stock of the Registrant under this registration statement to be issued as compensation for legal services performed on behalf of the Registrant.

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

Item 6. Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Articles of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. In addition, we have entered into indemnity agreements with our officers and directors.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

EXHIBIT
NUMBER   EXHIBIT
------- ------------------------------------------------------------------------
4.1     2007 Incentive Stock Plan

5.1     Opinion of Sichenzia Ross Friedman Ference LLP

10.1    Compensation Agreement with Michael Ference

23.1    Consent of Malone & Bailey, PC

23.2    Consent of Sichenzia  Ross Friedman  Ference LLP is contained in Exhibit
        5.1.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on March 5, 2007.

                             GIVEMEPOWER CORPORATION



            By: /s/ WILLIAM V. WALTON
            -------------------------
            William  V.  Walton,   Chief  Executive  Officer  (Principal
            Executive Officer), President, Principal Financial Officer and Principal Accounting Officer

In accordance with the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:



SIGNATURE                                TITLE                                                DATE
--------------------------------         ------------------------------------------------     --------------
/s/ WILLIAM V. WALTON                    Chief Executive Officer (Principal Executive         March 5, 2007
--------------------------------         Officer), President, Principal Financial Officer
    William V. Walton                    and Principal Accounting Officer


/s/ DOUGLAS REID                         Director                                             March 5, 2007
--------------------------------
    Douglas Reid


/s/ JEFFREY FAJGENBAUM                   Director                                             March 5, 2007
--------------------------------
    Jeffrey Fajgenbaum


/s/ RICHARD CHEYNE                       Director                                             March 5, 2007
--------------------------------
    Richard Cheyne



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